Exhibit 10.13

CONTRIBUTION AGREEMENT

AMONG

MEMORIAL RESOURCE DEVELOPMENT LLC,

MRD HOLDCO LLC

AND

MEMORIAL RESOURCE DEVELOPMENT CORP.

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of             , 2014, is entered into by and among Memorial Resource Development Corp., a Delaware corporation (the “Company”), Memorial Resource Development LLC, a Delaware limited liability company (“MRD LLC”), and MRD Holdco LLC, a Delaware limited liability company (“MRD Holdco”).

RECITALS:

WHEREAS, MRD LLC is a wholly-owned subsidiary of MRD Holdco;

WHEREAS, MRD LLC owns the following interests (collectively, the “Subject Interests”):

•	A 100% membership interest in Black Diamond Minerals, LLC, a Delaware limited liability company (“Black Diamond”);

•	A 100% membership interest in Classic Hydrocarbons GP Co., L.L.C., a Texas limited liability company (“Classic GP”);

•	A 99.5866% limited partner interest in Classic Hydrocarbons Holdings, L.P., a Texas limited partnership (“Classic Holdings”);

•	A 99.886% membership interest in WildHorse Resources, LLC, a Delaware limited liability company (“WHR”);

•	A 100% membership interest in MRD Operating LLC, a Delaware limited liability company (“MRD Operating”);

•	100 shares (100% of the outstanding) of Memorial Resource Finance Corp., a Delaware corporation (“MRD Finance”);

•	A 100% membership interest in Memorial Production Partners GP LLC, a Delaware limited liability company (“MEMP GP”); and

•	A 100% membership interest in Beta Operating Company, LLC, a Delaware limited liability company (“Beta Operating” and together with Black Diamond, Classic GP, Classic Holdings, WHR, MRD Operating, MRD Finance and MEMP GP, the “Subject Entities”);

WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, MRD LLC desires to contribute the Subject Interests to the Company in exchange for shares of common stock of the Company, par value $0.01 (the “Shares”); and

WHEREAS, contemporaneous with the execution, delivery and performance of this Agreement, MRD LLC will distribute all of the Shares to MRD Holdco.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINED TERMS

“Governmental Authority” means the United States, any foreign county, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Party” or “Parties” means the Company, MRD LLC and MRD Holdco, collectively or individually, as the context requires.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“PIK Notes” means the 10.00%/10.75% Senior PIK toggle notes due 2018 issued by MRD LLC and Memorial Resource Finance Corp. on December 18, 2013.

“PIK Notes Indenture” means the indenture governing the PIK Notes.

“PIK Notes Security Agreement” means that certain Debt Service Reserve Account Security and Control Agreement, dated as of December 18, 2013, among MRD LLC, U.S. Bank National Association, as collateral agent and securities intermediary, and U.S. Bank National Association, as trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Subject Governing Documents” means the governing documents of the Subject Entities listed in Exhibit A, each as amended, restated, supplemented and otherwise modified from time to time.

“Successor Supplemental Indenture” means that certain [Second] Supplemental Indenture dated as of the date hereof, among MRD LLC, Memorial Resource Finance Corp., the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, which amends and supplements the PIK Notes Indenture.

ARTICLE II.

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

2.01 Contribution of the Subject Interests. MRD LLC hereby contributes, assigns, transfers, sets over and delivers to the Company, for its own use forever, all of its right, title and interest to and in the Subject Interests and the Subject Governing Documents, in exchange for the Shares.

2.02 Assumption of Obligations. The Company hereby assumes all liabilities, and agrees to perform all obligations, arising out of the ownership of the Subject Interests and/or the Subject Governing Documents.

2.03 Issuance of Shares. Contemporaneously herewith, (i) the Company has issued to MRD LLC the Shares; (ii) MRD LLC has distributed all of the Shares to MRD Holdco; and (iii) accordingly, for convenience the Company has instructed its transfer agent to issue the Shares directly to MRD Holdco. MRD Holdco acknowledges such distribution and such issuance of the Shares.

2.04 Bound by Company Agreements. The Company hereby agrees to be bound by all of the terms and provisions of the Subject Governing Documents.

2.05 Other Matters. MRD LLC hereby acknowledges and agrees that, as a result of this Agreement, it no longer has any membership, partnership, incentive or other interest in any Subject Entity and it ceases to be a member, partner or other owner of any Subject Entity.

ARTICLE III.

ACKNOWLEDGMENTS AND COVENANTS

3.01 Acknowledgments. The Parties hereto acknowledge that before the execution, delivery and performance of this Agreement the following transactions have occurred:

•	WHR sold WildHorse Resources Management Company, LLC to WildHorse Resources II, LLC;

•	Classic Holdings and Classic GP distributed Classic Pipeline & Gathering, LLC to MRD LLC, which then immediately distributed such entity to MRD Holdco;

•	MRD LLC distributed MRD Midstream LLC, MRD Royalty LLC and BlueStone Natural Resources Holdings, LLC to MRD Holdco; and

•	Black Diamond distributed Golden Energy Partners LLC to MRD LLC, which then immediately distributed such entity to MRD Holdco.

3.02 Covenants.

(a) Contemporaneously with the execution and delivery of this Agreement, the Company and MRD LLC shall execute and deliver the Successor Supplemental Indenture, pursuant to which the Company will assume all of the obligations of MRD LLC under the PIK Notes, PIK Notes Indenture and the PIK Notes Security Agreement, and MRD LLC will be discharged and released from all of its obligations under the PIK Notes Indenture and the PIK Notes.

(b) Contemporaneously with the execution and delivery of this Agreement, the Company, MRD LLC, U.S. Bank National Association, as collateral agent and securities intermediary, and U.S. Bank National Association, as trustee, shall execute and deliver the First Amendment to Debt Service Reserve Account Security and Control Agreement, pursuant to which the Company agrees to be bound by the Debt Service Reserve Account Security and Control Agreement, as amended.

(c) The Company will (i) in accordance with the PIK Notes Indenture pay interest on the PIK Notes, if the contribution of the Subject Interests and the issuance of the Shares occurs before June 15, 2014, or (ii) reimburse MRD LLC (by payment to its sole member) for the June 15, 2014 interest payment made on the PIK Notes if the contribution of the Subject Interests and the issuance of the Shares occurs on or after June 15, 2014.

ARTICLE IV.

FURTHER ASSURANCES

4.01 Further Assurances. From and after the date hereof, and without any further consideration, MRD LLC agrees to execute, acknowledge and deliver all such additional assignments, bills of sale, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (a) more fully assure that the Company owns all of the interests intended to be transferred by this Agreement or (b) more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and more fully and effectively carry out the purposes of this Agreement.

4.02 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

5.01 Representations and Warranties of All Parties. Each Party hereby represents and warrants severally as to itself that the following statements are true and correct as of the date hereof.

(a) Formation and Good Standing. Such Party is a corporation or limited liability company, legally formed, validly existing and, to the extent applicable, in good standing under the laws of the state of its formation. Such Party is duly qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the character of the properties owned or leased by it or the nature of the businesses transacted by it requires it to be so qualified.

(b) Authority, Execution and Enforceability. Such Party has full corporate or limited liability company, as applicable, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by such Party. Such Party has duly executed and delivered this Agreement, and this Agreement constitutes such Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies).

(c) No Conflicts. Neither the execution, delivery nor performance of this Agreement by such Party will:

(i) require the approval or consent of any Governmental Authority;

(ii) conflict with or result in the breach or violation of any term or provision of, or will constitute a default under, or will otherwise impair the good standing, validity or effectiveness of, any provision of its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other formation and governing documents;

(iii) result in the breach or violation by it of any term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which it is bound or by which its property or business is affected, except for such defaults (or rights of termination, cancellation or acceleration) as to which waivers or consents have been obtained; or

(iv) violate in any material respect any federal, state, local or other governmental law ordinance, or any order, writ, injunction, decree, rule or regulation of any Governmental Authority applicable to such Party.

5.02 Representations and Warranties of MRD LLC. MRD LLC hereby represents and warrants that the following statements are true and correct as of the date hereof.

(a) The Subject Interests are not subject to any purchase option, call option, right of first refusal, preemptive right or any similar right whatsoever, except to the extent set forth in the applicable Subject Governing Document.

(b) MRD LLC is the record and beneficial owner of the Subject Interests free and clear of all liens or encumbrances other than those set forth in the applicable Subject Governing Documents. MRD LLC does not own any interest of any kind or character in the Subject Entities other than the Subject Interests being contributed to the Company hereby.

(c) Except to the extent set forth in the applicable Subject Governing Documents, there are no rights or contracts (including options, warrants, calls and preemptive rights) obligating MRD LLC (A) to issue, sell, pledge, dispose of or encumber any of the Subject Interests or any securities convertible, exercisable or exchangeable there into or (B) to redeem, purchase or acquire in any manner any of the Subject Interests or any securities that are convertible, exercisable or exchangeable there into.

5.03 Representations and Warranties of MRD Holdco. MRD Holdco hereby represents and warrants that the following statements are true and correct as of the date hereof.

(a) MRD Holdco is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and it is MRD Holdco’s intention to acquire the Shares for its own account, for investment purposes, and not with a view to, or for, resale in connection with any sale or distribution thereof in violation of the Securities Act, any applicable state blue sky law or any other applicable securities law. MRD Holdco understands that no Governmental Authority has passed upon the Shares or made any findings or determination as to the fairness of this investment. MRD Holdco understands and acknowledges that the Shares have not been registered under the Securities Act or under state securities laws and that the sale of the Shares hereunder is being made pursuant to exemptions from registration that may depend upon MRD Holdco’s investment intention. MRD Holdco also understands and acknowledges that the Shares may not be transferred unless they are registered under the Securities Act or an exemption from such registration is available thereunder and under applicable state securities Laws. MRD Holdco acknowledges that the Company is relying on these representations.

5.04 Representations and Warranties of the Company. The Company hereby represents and warrants that the following statements are true and correct as of the date hereof.

(a) Shares. The Shares issued pursuant hereto have been duly authorized and are validly issued, fully paid and non-assessable and are free of any and all liens and restrictions on transfer, other than applicable state and federal securities laws and any such liens or restrictions on transfer as are created by the recipients of such Shares.

ARTICLE VI.

RELEASES

6.01 Company Release. Except as expressly provided in Section 6.02:

(a) The Company does hereby finally, unconditionally, irrevocably, and absolutely release, acquit, remise, and forever discharge MRD LLC, MRD Holdco and any of their respective officers, employees, agents, representatives, stockholders, contractors, subcontractors and affiliates (collectively, the “MRD Group”) from and against any and all accounts, agreements, avoidance actions, bills, bonds, causes, causes of action, charges, claims, complaints, contracts, controversies, costs, counterclaims, damages, debts, demands, equitable proceedings, executions, expenses, legal proceedings, liabilities, losses, matters, objections, obligations, orders, proceedings, reckonings, remedies, rights, setoffs, suits, sums of money, of any kind, at common law, statutory or otherwise, whether known or unknown, whether matured or unmatured, whether absolute or contingent, whether direct or derivative, whether suspected or unsuspected, whether liquidated or unliquidated (including breach of contract, breach of any special relationship, breach of duty of care, breach of duty of loyalty, breach of fiduciary duty, concealment, conflicts of interest, conspiracy, control, course of conduct or dealing, debt recharacterization, deceit, deceptive trade practices, deepening insolvency, defamation, disclosure, duress, economic duress, equitable subordination, fraud, fraudulent conveyance, fraudulent transfer, fraudulent inducement, gross negligence, insolvency law violations, interference with contractual and business relationships, misrepresentation, misuse of insider information, negligence, breach of obligation of fair dealing, breach of obligation of good faith and fair dealing, breach of obligation of good faith, preference, secrecy, securities and antitrust laws violations, substantive consolidation, tying arrangements, unconscionability, usury, violations of statutes and regulations of governmental entities, instrumentalities and agencies, wrongful recoupment or setoff, or any tort, whether common law, statutory or in equity) (each, a “Claim,” and collectively, the “Claims”), that the Company has, may have had, may now have or may have in the future, directly, indirectly or derivatively, against any member of the MRD Group, to the extent the same (i) relate to any actions, omissions, failure to take action, breaches, violations or similar event arising, occurring or accruing prior to and including the date hereof, including as a result of, or in relation to, any negligence of any member of the MRD Group, and (ii) either (x) arise under or relate in any manner to any of the organizational or governing documents of any Subject Entity or any subsidiary or member thereof, (y) arise in connection with or are related in any manner to MRD LLC acting in its capacity as a member, agent, partner or representative of any Subject Entity or any subsidiary or member thereof (whether such any action is authorized, appropriate or in compliance with any law, rule or regulation) or (z) relate in any manner to any member of the MRD Group’s direct or indirect ownership in any Subject Entity or any subsidiary of a Subject Entity, or any member of the MRD Group’s management, control or action taken on behalf of any Subject Entity or any subsidiary of a Subject Entity prior to the date hereof (whether authorized, appropriate or in compliance with any law, rule or regulation), excluding in all respects any actions, omissions, failure to take action, breaches, violations or similar event to the extent arising out of or resulting from the gross negligence or willful misconduct of any member of the MRD Group.

(b) Except as expressly provided in this Article VI, the Company does hereby irrevocably waive and covenant and agree to forbear and refrain from, directly or indirectly, asserting any Claim, or commencing, instituting, or causing to be commenced or instituted any legal, arbitral or equitable proceeding or action of any kind, whether actual, asserted or prospective, against any member of the MRD Group based upon any Claim released or purported to be released hereby.

(c) The Company does hereby acknowledge, understand, and agree that the execution of this Agreement does not constitute in any manner whatsoever an admission of liability on the part of any member of the MRD Group for any matter(s) covered by this Agreement, and that such liability is specifically denied.

(d) THE RELEASE IN SECTION 6.01(a) IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE IN VIOLATION OF ANY LAW, RULE OR REGULATION OR CAUSED BY ANY ACTS OR OMISSIONS, WHETHER CONSTITUTING NEGLIGENCE OR OTHERWISE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), OF OR BY THE COMPANY OR ANY MEMBER OF THE MRD GROUP.

6.02 Excluded Rights and Obligations. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement shall not impair or diminish any right or obligation of any Party under, nor shall anything in this Agreement operate as a release of any Claim that any Party may have against any other Party or any affiliate of such Party or be construed to restrict, limit or prohibit any Party from initiating or prosecuting any suit or making any Claim with respect to this Agreement or any rights to indemnification in favor of any Party under any other contract, agreement or arrangement.

ARTICLE VII.

MISCELLANEOUS

7.01 Notices.

All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	if to MRD LLC or MRD Holdco:

1301 McKinney Street, Suite 2100

Houston, TX 77010

Attention: General Counsel

Telephone: (713) 588-8300

Facsimile: (713) 588-8301

(b)	if to the Company:

1301 McKinney Street, Suite 2100

Houston, TX 77010

Attention: General Counsel

Telephone: (713) 588-8300

Facsimile: (713) 588-8301

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered, when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

7.02 Costs. The Company shall pay all expenses, fees and costs, including sales, use and similar taxes, arising out of the contributions made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Company shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the delivery of any document pursuant to Article IV.

7.03 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

7.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

7.05 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and, except for Article VI of this Agreement, are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

7.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

7.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state, without giving effect to conflict of laws principles thereof.

7.08 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

7.09 Amendment or Modification.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by all Parties and (ii) in the case of a waiver, (A) if such waiver is to be effective against the Company, by the Company, (B) if such waiver is to be effective against MRD LLC, by MRD LLC and (C) if such waiver is to be effective against MRD Holdco, by MRD Holdco.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

MEMORIAL RESOURCE DEVELOPMENT CORP.

By:
Name:	John A. Weinzierl
Title:	Chief Executive Officer

MEMORIAL RESOURCE DEVELOPMENT LLC

By:
Name:	John A. Weinzierl
Title:	Chief Executive Officer

MRD HOLDCO LLC

By:
Name:	John A. Weinzierl
Title:	Chief Executive Officer

[Signature Page to Contribution Agreement]

EXHIBIT A

Subject Governing Documents

Name	Title of Subject Governing Document(s)	Date
Memorial Production Partners GP LLC (Delaware limited liability company)	Certificate of Formation	April 27, 2011

	Second Amended and Restated Limited Liability Company Agreement	December 18, 2013

MRD Operating LLC (Delaware limited liability company)	Certificate of Formation	November 6, 2012

	Limited Liability Company Agreement	November 7, 2012

Classic Hydrocarbons GP Co., L.L.C. (Texas limited liability company)	Second Amended and Restated Certificate of Formation	, 2014

	Second Amended and Restated Limited Liability Company Agreement	, 2014

Classic Hydrocarbons Holdings, L.P. (Texas limited partnership)	Certificate of Formation	June 2, 2006

	Third Amended and Restated Agreement of Limited Partnership	, 2014

Black Diamond Minerals LLC (Delaware limited liability company)	Amended and Restated Certificate of Formation	November 1, 2013

	Second Amended and Restated Limited Liability Company Agreement	November 1, 2013

WildHorse Resources, LLC (Delaware limited liability company)	Amended and Restated Certificate of Formation	, 2014

	Amended and Restated Limited Liability Company Agreement	, 2014

Memorial Resource Finance Corp. (Delaware corporation)	Certificate of Incorporation	December 3, 2013

	Bylaws	December 3, 2013

Beta Operating Company, LLC (Delaware limited liability company)	Certificate of Formation	November 25, 2009
	Limited Liability Company Agreement, as amended by the First Amendment thereto dated September 20, 2011 and the Second Amendment thereto dated December 12, 2012	November 25, 2009